U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                 SCHEDULE 14C INFORMATION

                    INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                        OF THE SECURITIES EXCHANGE ACT OF 1934
                                 (AMENDMENT NO.     )

Check the appropriate box:

[   ]  Preliminary Information Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14(a)-6(e)(2))
[X]    Definitive Information Statement


                                AVERY SPORTS TURF, INC.
             (Name of the Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X ] No Fee Required
[  ]  Fee Computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

1.  Title of each class of securities to which transaction applies:
___________________________________________________________________

2.  Aggregate number of securities to which transaction applies:
___________________________________________________________________

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
___________________________________________________________________

4.  Proposed aggregate offering price:
___________________________________________________________________

5.  Total fee paid:
___________________________________________________________________

[  ]  Fee paid previously with preliminary materials.

[ ] Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1.  Amount previously paid:
       _____________________________________________________________________

   2.  Form, schedule, or registration statement number:
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   3.  Filing party:
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   4.  Date filed:
       _____________________________________________________________________

Notes:

                                 INFORMATION STATEMENT

                                 Avery Sports Turf, Inc.
                     (formerly In-Sports International, Inc.)
                         #9 Riverside Industrial Parkway
                               Rome, Georgia 30161

                   We Are Not Asking You for a Proxy and You Are
                       Requested Not To Send Us a Proxy

     This Information Statement is furnished by the Board of Directors of Avery Sports Turf, Inc., a Delaware corporation ("Company") (formerly In-Sports International, Inc.), to the holders of record at the close of business on June 27, 2002 ("Record Date") that were not solicited by the Company, of the Company's outstanding common stock, par value $0.01 per share ("Common Stock",) pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act").

     On June 27, 2002, the Company's Board of Directors unanimously approved, and the Company has received the written consent of a majority of the outstanding shares of common stock of the Company, for the following actions: (a) amend the Articles of Incorporation of the Company to increase the authorized common shares of that company to 250,000,000; and (b) amend the Articles of Incorporation of the Company to change the name of the Company to "Avery Sports Turf, Inc."

     This Information Statement will be sent on or about September 4, 2002 to the Company's stockholders of record who have not been solicited for their consent of this corporate action.

                               VOTING SECURITIES

     The record date of shareholders entitled to receive notice of this corporate action by the Company is the close of business on June 27, 2002. On such date, the Company had issued and outstanding 53,390,000 shares of $0.001 par value common stock. Each share is entitled to one vote per share on any matter which may properly come before the shareholders and there is no cumulative voting right on any shares. Under Delaware law, there are no dissenters' rights with respect to the actions to be taken by the Company, as set forth above.

     All matters to be voted on require an affirmative vote of a majority of the issued and outstanding shares of the Company. The
Company has solicited and received written consent of   a majority in
interest of stockholders.

                                STOCK OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of June 27, 2002 (53,390,000 issued and outstanding) by (i) all shareholders known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director and executive officer; and (iii) all officers and directors of the Company as a group. Except as may be otherwise indicated in the footnotes to the table, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.


Title of Class         Name and Address                  Amount and Nature             Percent of
                       of Beneficial Owner (1)           of Beneficial Owner(2)          Class

Common Stock           George Avery                           12,500,000                   23.4%
                       #9 Riverside Industrial Parkway
                       Rome, Georgia 30161

Common Stock           Richard Dunning                         7,260,000                   13.60%
                       #9 Riverside Industrial Parkway
                       Rome, Georgia 30161

Common Stock           Mark Avery                              4,000,000                    7.49%
                       767 Fosters Mill Road
                       Rome, Georgia 30161

Common Stock           William Brent Paschal                     600,000                    1.12%
                       #9 Riverside Industrial Parkway
                       Rome, Georgia 30161

Common Stock           Gary Borglund                                   0                    0.00%
                       #9 Riverside Industrial Parkway
                       Rome, Georgia 30161

Common Stock           Shares of all directors and            20,360,000                   38.13%
                       executive officers as a group (4
                       persons)


(1) Each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

(2) None of these security holders has the right to acquire any amount of common stock within 60 days from options, warrants, rights, conversion privilege, or similar obligations.

                INCREASE IN AUTHORIZED SHARES; CHANGE OF NAME

Description of Securities.

(a)  Shareholder Rights.

     The Company's articles of incorporation authorize the issuance of 50,000,000 shares of common stock, with a par value of $0.001.
The holders of the shares:

     - have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of the company

     - are entitled to share ratably in all of the assets of the company available for distribution upon winding up of the affairs of the company

     - are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

These securities do not have any of the following rights

     - special voting rights

     - preference as to dividends or interest

     - preemptive rights to purchase in new issues of shares

     - preference upon liquidation

     - any other special rights or preferences.

     In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan, financing arrangements or otherwise.

(b)  Non-Cumulative Voting.

     The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the company's directors.

(c)  Dividends.

     The Company does not currently intend to pay cash dividends. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the Company.

     A distribution of revenues will be made only when, in the judgment of the Company's board of directors, it is in the best interest of the stockholders to do so. The board of directors will review, among other things, the financial status of the Company and any future cash needs of the Company in making its decision.

(d)  Transfer Agent.

     The company has engaged the services of Liberty Transfer
Company, 274 B New York Avenue Huntington, New York 11743, to act as transfer agent and registrar.

Increase in Authorized Shares.

     The corporate action to be taken consists of the Company filing a Certificate of Amendment to the Articles of Incorporation wherein the amount of the total authorized common capital stock of this corporation is increased to 250,000,000 shares, $0.001 par value.

Change in Corporate Name.

     The corporate action to be taken also consists of the Company filing a Certificate of Amendment to the Articles of Incorporation wherein the name of the Company would be changed to "Avery Sports
Turf, Inc."

By order of the Board of Directors
July 10, 2002

/s/  George Avery
George Avery, President